UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009

United PanAm Financial Corp.
(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

18191 Von Karman Avenue, Suite 300
Irvine, California  92612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

United PanAm Financial Corp. (“UPFC”) currently has six outstanding securitization transactions: UPFC Auto Receivables Trust 2005-A, UPFC Auto Receivables Trust 2005-B, UPFC Auto Receivables Trust 2006-A, UPFC Auto Receivables Trust 2006-B, UPFC Auto Receivables Trust 2007-A, and UPFC Auto Receivables Trust 2007-B.  On May 29, 2009, UPFC’s subsidiaries, United Auto Credit Corporation, UPFC Auto Receivables Corp. and UPFC Auto Financing Corporation entered into various amendments to the transaction documents (i.e. the respective Insurance Agreements and the Sale and Servicing Agreements) governing these six outstanding securitization transactions.

Under these amendments, the insurance providers and the trustees of the UPFC securitizations agreed to amend certain key man provisions, certain financial covenant defaults and certain reporting requirements.  Furthermore, as a result of entering into these amendments, the transaction documents for each of UPFC’s outstanding securitizations no longer impose the requirements that (1) UPFC obtain the approval from the various insurance providers of the appointment of Mr. James Vagim as UPFC’s Chief Executive Officer and (2) UPFC maintain a warehouse credit facility.  Since August 2008, UPFC had been obtaining ongoing temporary waivers for non-compliance of these covenants.  Upon effectiveness of the amendments, UPFC is in compliance with all terms of the financial covenants and non-financial covenants relating to the securitization transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Dated: June 2, 2009	By:	/s/ Arash Khazei
	Name:	Arash Khazei
	Title:	Chief Financial Officer